Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 7, 2022, relating to the financial statements of Cadrenal Therapeutics, Inc.’s appearing in the entity’s Form S-1/A for the period from January 25, 2022 (inception) to June 30, 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement on Form S-8.

WithumSmith+Brown, PC

San Francisco, California

January 23, 2023